Exhibit 10.7(C)

CERTAIN CONFIDENTIAL INFORMATION INDICATED BY “[***]” HAS BEEN OMITTED FROM THE FILED COPY OF THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Amendment no. 2

to the Master Service Agreement on Order to Cash Service

This Amendment N. 2 (hereinafter the “Amendment 2”) to the Master Service Agreement on Order to cash Service with an effective date of 1st September 2018, is made on this July 13th, 2021 (the “Amendment 2 Effective Date”) by and between:

APR APPLIED PHARMA RESEARCH S.A., a Swiss corporation, having its registered office at Via Corti, 5, 6828 Balerna, Switzerland (“APR”);

AND

ARVATO SERVICES ITALIA SRL a corporation having its registered office at Via Zanica, 19K, 24050 Grassobbio (BG), Italy (“ARVATO”)

Each of the above is a “Party” and together referred to herein as the “Parties”.

Preamble

•	APR and ARVATO entered into a Master Service Agreement on Order to Cash Service dated September 1st, 2018 (the “Main Agreement”).

•	On March 1st 2021 and with retroactive effect as of February 15th, 2021, the Parties entered into a first amendment to the Agreement (the “Amendment”).

•	For the purpose of this Amendment 2, the Main Agreement and the Amendment are jointly referred to as the “Agreement”.

•

Through the Amendment the Parties agreed to extend the renegotiation period provided at Section 19 par (2) of the Main Agreement to the term of July 1st, 2021, within which the Parties were supposed to reach an agreement on any modification of the Agreement.

•

The Parties have agreed about some changes to the terms of the Agreement and intend to introduce them through this Amendment 2. The Parties additionally intend to amend the Term of the Agreement, by referring to the expiry date of December 31st, 2023 and providing automatic renewal periods subject to termination notice of any Party. Finally the Parties intend to include through this Amendment 2 Arvato’s obligation to comply with APR’s Code of Ethics.

Amendment 2 Terms and Conditions

1.

Amendment of the Schedule D (Agreement terms renegotiation). It is agreed between the Parties that as of the Amendment 2 Effective Date the Schedule D of the Agreement shall be replaced with the Schedule D to this Amendment 2 attached herein. For the sake of clarity, the entity and cost of the monthly position elements reported in the Schedule D shall be determined in accordance with the applicable timelines and related prices detailed in the same Schedule D.

2.

Amendment of Article 19, par (1) and par (2) (Amendment of the Term and automatic renewal). The Parties agree that as of the Amendment 2 Effective Date, the Article 19, par (1) and par (2) of the Agreement shall be replaced with the Article 19, par (1) and par (2) of this Amendment 2 as follows:

“(1) This Agreement and all related Schedules, Exhibits, Amendments and Annexes attached hereto shall come into force on the Effective Date and shall be valid until the term of December 31st, 2023. (the “Term”)”

(2)The Agreement shall be automatically renewed for 1 (one) calendar year periods, unless each Party earlier terminates it prior 6 (six) months written notice. For the sake of clarity, upon renewal of the Agreement for any calendar year period, any reference to the Term contained in the Agreement shall be supposed to include such calendar year.”

3.	Amendment to Article 3, par (2). (Inclusion of APR’s Code of Ethics)

The Parties agree that as of the Amendment 2 Effective Date, the Article 3, par (2) of the Agreement shall be replaced with the Article 3, par (2) of this Amendment 2 as follows:

“(2) Arvato shall act in accordance with Applicable Law, GDP and HACCP at a standard to be expected from a reputable, specialized and professional logistics provider in the pharmaceutical and food sectors. Arvato shall perform its activities in respect of the content of APR’ Code of Ethics v. 1.0 of October 2018, which Arvato represents to have received and understood, and any of its updates duly provided by APR during the Term.”

Miscellaneous

Capitalized terms not otherwise defined herein shall have the meaning given to them in the Agreement. Except as modified below, the terms of the Agreement shall remain in full force and effect.

Except where the context requires otherwise, references in this Amendment 2 to the Agreement are to the Agreement as amended by, and including, this Amendment 2.

AS WITNESS hereto the Parties have caused this Amendment 2 to be entered into by their duly authorised representatives on the Amendment 2 Effective Date. This Amendment may be executed in two (2) counterparts, in English language, each to the same effect, in the place and on the date last below written. Signatures to this Amendment 2 transmitted by email in “portable document format” (“pdf”), or exchange of electronic signatures shall have the same effect as physical delivery of the paper document bearing original signature.

Apr Applied Pharma Research

BY:	/s/ Paolo Galfetti
Name: Paolo Galfetti
Title: CEO

Date: 25.10.2021

Arvato Services Italia srl		Arvato Services Italia srl

BY:	/s/ Martin Zöeckler	BY:	/s/ Antonio Amati
Name: Martin Zöeckler		Name: Antonio Amati
Title: Bu. Director		Title: CEO

Date: 20/10/2021		Date: 20/10/2021

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